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                                  Exhibit 23.3
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                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ATMI, Inc. of our report dated May 17, 1997, except for the last paragraph of Note 3 which is as of July 29, 1997 and the last paragraph of Note 6 which is as of December 18, 1997, pertaining to the combined financial statement of Lawrence Semiconductor Laboratories, Inc. and Affiliate included in ATMI, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. It should be noted, however, that such financial statements are not included separately in the form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1996 included in the Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.


/s/ Price Waterhouse LLP

Phoenix, Arizona
March 31, 1998